Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-37163, 333-39653, 333-71539, 333-58016, 333-111477, 333-119125, 333-119126, 333-145685 and 333-170286) of American Superconductor Corporation of our report dated June 6, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2012